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Exhibit 99.1

PRESS RELEASE                                     Source: MIV Therapeutics, Inc.

REGISTRATION OF REG. S - SHARES, MIV THERAPEUTICS, INC./STATEMENT 09.30.2005

CORPORATE NEWS TRANSMITTED BY EQUITY STORY AG. THE ISSUER IS RESPONSIBLE FOR THE CONTENT OF THIS NEWS.

MIV Therapeutics, Inc. (OTCBB: MIVT) (BERLIN: MIV1) is please to announce to its holders of common stock in Europe issued pursuant to Regulation S will be eligible to have their shares registered by the company with the US Securities and Exchange Commission in October 2006 on Form SB-2.

The result will be that the Regulation S shares will be eligible for resale on the NASD OTC Bulletin Board. The company has adopted this policy to ensure that the rights of its European shareholders will be the same as its North American shareholders, and expects that this policy will help eliminate any variations in share value that may exist between the two continents.

MIV Therapeutics, Inc.

CONTACT: GERD WEISS TEL.: 0049 211-69 82 230  FAX.: 0049 211- 507 25 77
COMPANY'S WEBSITE: HTTP://www.mivt.net